   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 37 to file No. 33-11235; Amendment No. 37 to File No. 811-4977) of Voyageur Insured Funds (comprised of Delaware Tax-Free Arizona Insured Fund and Delaware Tax-Free Minnesota Insured Fund) of our reports dated October 14, 2005, included in the 2005 Annual Reports to shareholders.


/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
December 27, 2005